EXHIBIT 10.3

EXHIBIT C

WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (this "Agreement"), dated as of the 14th day of May, 2004, is made and entered into by and between INTERNATIONAL AUTOMATED SYSTEMS, INC., a Utah corporation (the "Company"), and Neldon Johnson, an individual/corporation (together with its permitted assigns, the "Warrantholder").

R E C I T A L S

WHEREAS, the Company and the Warrantholder are parties to that certain Strategic Relationship Agreement, dated as of the date hereof (the "Strategic Relationship Agreement"), pursuant to which, among other things, the Warrantholder will provide Strategic Advice (as defined in the Strategic

Relationship Agreement) to the Company; and

WHEREAS, in order to provide consideration of the Warrantholder's obligations made under the Strategic Relationship Agreement, the Company hereby grants to the Warrantholder, effective as of the date hereof (the "Grant Date"), a warrant to purchase 100,000,000 (one-hundred million) shares of the Company's Common Stock, no par value per share (the "Common Stock"), subject to and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.   Grant of Warrant.  This Agreement evidences the Company's grant to the Warrantholder of the right and option to purchase (the "Warrant"), subject to and on the terms and conditions set forth herein, 100,000,000 (one-hundred million) shares of the Company's Common Stock, subject to adjustment in accordance herewith (the "Shares"), at a price equal to $0.40 per Share, exercisable from time to time as provided in Section 2 hereof prior to the close of business on the day before the third anniversary of the Grant Date.

2.   Exercisability of Warrant.

(a)  This Warrant shall vest in full upon its issuance.  The Warrant is exercisable, in whole or in part, at any time from the Grant Date as follows:  (i) 5,000,000 Shares shall become exercisable on January 1, 2005; (ii) 5,000,000 Shares shall become exercisable on January 1, 2006; (iii) 5,000,000 Shares shall become exercisable on January 1, 2007; (iv) 10,000,000 Shares shall become exercisable on January 1, 2008; (v) 10,000,000 Shares shall become exercisable on January 1, 2009; (vi) 65,000,000 Shares shall become exercisable on January 1, 2010;

(b) In the event that a Dispute exists as of any Determination Date, if the Warrantholder shall contact the Company within ten (10) business days after receipt of Notice (the "10-Day Cure Period") to schedule a meeting to occur within the 10-Day Cure Period during which the parties will work together to cure such Dispute (and such meeting is actually held during such 10-Day Cure Period other than through no fault of the Warrantholder or other than as mutually agreed by the parties), those shares which would have become exercisable on such Determination Date but for such Dispute shall become exercisable unless such Dispute becomes the basis for termination of the Strategic Relationship Agreement in accordance with Section 4(b)(ii) thereof. Notwithstanding anything herein to the contrary, the Warrant will not become exercisable with respect to such Shares due to become exercisable on a Determination Date if, on or as of such Determination Date, the Strategic Relationship Agreement has been or is terminated in accordance with its terms.  In addition, if the Term (as defined in the Strategic Relationship Agreement) of the Strategic Relationship Agreement is extended in accordance with Section 4(f) thereof, any Shares that have not yet become exercisable shall immediately thereafter become exercisable.

(c)  If, at any time of exercise, the Warrantholder does not purchase all of the Shares to which the Warrantholder is entitled under this Agreement, the Warrantholder has the right thereafter to purchase any such Shares not so purchased and such right shall continue without an expiration date.  The Warrant shall only be exercisable in respect of whole Shares, and, in lieu of fractional interests, the Company shall pay the Warrantholder a sum in cash equal to such fraction multiplied by the then-effective Exercise Price.  Certificates for Shares so purchased, together with any other securities or property to which the Warrantholder is entitled upon such exercise, shall be delivered to the Warrantholder by the Company at the Company's expense promptly after this Warrant has been so exercised.  Each such certificate shall be in such denominations of Common Stock as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder.

3.   Method of Exercise of Warrant.

(a)  The Warrant shall be exercisable by the delivery to the Secretary of the Company of a written notice accompanied by (i) delivery of an executed Exercise Agreement in the form attached hereto as Exhibit D and (ii) unless an election is made by the Warrantholder under Section 3(b) hereof, payment of the full purchase price of the Shares to be purchased upon such exercise.  Unless an election is made by the Warrantholder under Section 3(b) hereof, payment shall be made in cash in the form of a certified or cashier's check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company.

(b)  In lieu of exercising this Warrant for cash, the Warrantholder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with an executed Exercise Agreement in the form attached hereto as Exhibit D, in which event the Company shall issue to the Warrantholder a number of Shares computed using the following formula:

                         X = Y (A-B)

                             -------

                                A

Where:

          X = the number of Shares to be issued to the Warrantholder.

Y = the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation).

A = the Fair Market Value (as defined below) of one share of Common Stock.

B = the Exercise Price (as adjusted to the date of such calculation).

"Fair Market Value" shall be (i) if the Common Stock of the Company is publicly traded on a national securities exchange or The Nasdaq Stock Market, the average of the closing prices of the Common Stock on such exchange or market over the five (5) trading days ending immediately prior to the date on which the Company receives the applicable Exercise Agreement, (ii) if the Common Stock is actively traded over- the-counter, the average of the closing bid prices over the five (5)- day period ending immediately prior to the date on which the Company receives the applicable Exercise Agreement and (iii) if there is no active public market, the value determined in good faith by the Board  of Directors of the Company.

4.   Shares Fully Paid; Reservation of Shares; Inconsistent Agreements.  The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free of all taxes, liens and changes with respect to the issue thereof.  The Company further covenants and agrees that, at all times during which this Warrant may be exercised, the Company will have authorized and reserved, for the purpose of issue upon exercise hereof, a sufficient number of     shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. Subject to Section 8 hereof, the Company will take reasonable steps to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which securities of the Company may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted the Warrantholder or otherwise conflicts with the provisions hereof. The rights granted to the      Warrantholder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

5.   Adjustment and Termination upon Certain Events.  The Exercise Price and the number of Shares purchasable upon exercise of this Warrant shall be subject  to adjustment from time to time upon the occurrence of certain events described in this Section 6.  Upon each adjustment of the Exercise Price, the Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from the adjustment.

(a)  If the Company shall at any time subdivide its Common Stock, by stock split or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall be forthwith proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price as provided herein, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 6(a) shall become effective at the close of business on the date of the subdivision or combination becomes effective or as of the record date of such dividend, or in the event that no record date is fixed, upon making of such dividend.

(b)  In case of (i) any reclassification, capital reorganization, or change or conversion in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above) or (ii) any dividend or distribution of Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), or other securities which are at any time directly or indirectly convertible into or exchangeable for any other securities of the Company or another issuer, cash, evidence of indebtedness of the Company or another issuer or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right at any time to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of shares of Common Stock as were purchasable by the Warrantholder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any Shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price as provided herein; provided further the aggregate purchase price shall remain the same.

(c)  Promptly after any adjustment to the number or class of Shares subject to this Warrant and the Exercise Price, the Company shall give written notice thereof to the Warrantholder, setting forth in reasonable detail and certifying the calculation of such adjustment.  In case of any of the events described in Section 6(c) above, the Company shall give reasonable prior written notice thereof to the Warrantholder, which shall be at least 15 days prior to each such event, setting forth in reasonable detail a description of any such event including, among other things, the date on which the event is scheduled to occur; provided, however, if a record date is set by the Company with respect to any such event, the Company will provide the Warrantholder reasonable prior written notice of such record date, which shall be at least 15 days prior to such record date.  Any and all notices shall be delivered in accordance with Section 10 below.

6.   Compliance; Application of Securities Laws.  This Agreement and the offer, issuance and delivery of the Warrant and the   Shares are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  In furtherance of the foregoing, the Warrantholder covenants and agrees that it will not exercise the Warrant during the Registration Period (as defined below) except pursuant to Section 3(b) hereof.  For purposes hereof, "Registration Period" means the period of time between (i) the date of the initial filing of the registration statement of the Company's securities for which notice was given to the Warrantholder pursuant to Section 2 of the Registration Rights Agreement and (ii) the earlier to occur of (x) the termination of such registration prior to the effective time of such registration and (y) 180 days after the effective time of such registration.

7.   Investment Representations.  By execution of this Agreement, the Warrantholder makes the representations set forth below to the Company and acknowledges that the Company's reliance on federal and state securities law exemptions from registration and qualification is predicated, in part, on such representations (all such representations being made as of the date hereof):

(a)  No Intent to Sell.  The Warrantholder represents that it is acquiring the Warrant and the Shares solely for its own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution of all or any portion of the Warrant or the Shares within the meaning of the Securities Act, or applicable state securities laws.

(b)  Accredited Investor.  The Warrantholder represents that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

(c)  No Reliance on Company.  In evaluating the merits and risks of an investment in the Warrant and the Shares, the Warrantholder represents that it has and will rely upon the advice of its own legal counsel, tax advisors, and/or investment advisors.  Accordingly, the Warrantholder hereby represents and warrants that it has reviewed the legal, accounting, tax and other economic aspects of the Warrantholder's investment with the Warrantholder's own advisors and is not relying on the Company for any legal, tax, accounting or other advice involved in the Warrantholder's investment in the Company.

(d)  Relationship to and Knowledge About Company.  The Warrantholder represents that it is knowledgeable about the Company and has a business relationship with the Company.  As a result of such relationship, it is familiar with, among other characteristics, the Company's business and financial circumstances.  The Warrantholder has received all information it considers necessary or appropriate for deciding whether to purchase the Warrant and the Shares hereunder, including without limitation, a copy of the Company's Form 10, as amended, filed with the Securities and Exchange Commission.  The Warrantholder represents that it has formed its own conclusions regarding the condition of the Company in response to the parties' express intention and agreement that the sale hereunder will be without representation and warranty of any kind (express or implied) regarding the Company, the Warrant and the Shares.  The Purchaser will rely solely on its own business judgment and investigations with respect to the Company, the Warrant and the Shares.

(e)  Restrictions on Warrant and Shares.  The Warrantholder represents that it understands that the Warrant and the Shares are and will be characterized as "restricted securities" under the federal securities laws since the Warrant and the Shares are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Warrantholder represents that it will not to make any disposition of all or any portion of the Warrant or the Shares, except in compliance with all applicable federal and state securities laws and unless and until:  (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) such disposition is made in accordance with Rule 144 under the Securities Act; or (c) the Warrantholder notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, the Warrantholder furnishes the Company with an opinion of counsel acceptable to the Company's counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.  The Warrantholder represents that it is familiar with Rule 144 under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws.  Except as provided in the Registration Rights Agreement, the Company has no obligation to register the Warrant or Shares or file any registration statement under either federal or state securities laws,

(f)  No General Solicitation.  The Warrantholder represents that it was not presented with or solicited by any promotional meeting or material relating to the Warrant or the Shares.

(g)  Share Certificate Legend.  The Warrantholder represents that it understands and acknowledges that any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend or other form of reorganization or recapitalization) when issued shall bear, in addition to any other legends which may be required by applicable state securities laws, the following legend:

"OWNERSHIP OF THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY          INTEREST THEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER          APPLICABLE LAW AND UNDER AN AGREEMENT WITH THE COMPANY, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION, A COPY OF WHICH IS AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF THE COMPANY."

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR          QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR          HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS."

8.  Notices.  All notices, demands and other communications provided for or permitted under this Agreement shall be made in writing and will either be (i) personally delivered, (ii) sent by postage prepaid certified mail,  return receipt requested, (iii) delivered by courier service, (iv) transmitted by facsimile with confirmation of receipt by telephone, or (v) transmitted by e-mail with confirmation of receipt by telephone, and will be deemed to have been given when received, to:

If to the Company, to:

International Automated Systems, Inc.

PO Box 608

American Fork, Utah 84003

Attention: Chief Executive Officer with a copy to internal counsel

Facsimile:  801-

e-mail: lagrand@iaus.com

with a copy to:

International Automated Systems, Inc.

326 North SR 198

Salem, Utah 84653

Attention: Chief Executive Officer with a copy to internal counsel

Facsimile:  801-

e-mail: lagrand@iaus.com

If to the Warrantholder, to:

or to such other person or at such other address as either party shall hereafter designate.

9.  Further Assurances. Each of the parties hereto shall use its reasonable and diligent best efforts to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

10.  Modifications, Amendments and Waivers. This Agreement may not be amended,

modified or altered except by a written instrument executed by both parties hereto in the same manner in which this Agreement has been executed.

11.  Entire Agreement.  This Agreement is intended to embody the final, complete and exclusive agreement among the parties with respect to the Warrant and the purchase of the Shares represented thereby, is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto, and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

12.  Governing Law and Venue.  This Agreement is to be governed by and construed in accordance with the laws of the State of Utah applicable to contracts made and to be performed wholly within such state, and without regard to the conflicts of laws principles thereof.

13.  Binding Effect; Assignment.  This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Except as provided in Section 4 hereof, this Agreement may not be assigned by the Warrantholder without the prior written consent of the Company.

14.  Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signatures.

15.  Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.  Representation by Counsel.  Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

17.  Survival.  The representations, warranties and agreements shall survive acceptance of this Agreement by the Company, exercise of the Warrant and payment of the Exercise Price for the Shares by the Warrantholder and the issuance of the Shares to the Warrantholder.

18.  Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, then such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

19.  Issue Tax.  The issuance of certificates for the Shares upon the exercise of any portion of this Warrant shall be made without charge to the Warrantholder for any issue tax (other than any applicable income taxes) in respect thereof; provided, that the Company shall not be required to pay     any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in the name other than that of the Warrantholder exercising this Warrant.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

International Automated Systems, INC.,

a Utah corporation

By:_______________________

Name: ____________________

Title: _____________________

Neldon P. Johnson

a Individual

By: ______________________

Name: ____________________

Title: _____________________